SOURCE: HUDSON VALLEY HOLDING CORP.

FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, NY 10707	James J. Landy Executive Chairman (914) 771-3230
Stephen R. Brown President & CEO (914) 771-3212

William E. Griffin Retires as Chairman
of Hudson Valley Holding Corp. & Hudson Valley Bank

James J. Landy Named Executive Chairman
Stephen R. Brown Named President & CEO

YONKERS, N.Y. – May 10, 2012 – Hudson Valley Holding Corp. (NYSE: HVB) today reported that William E. Griffin, a Founder and Chairman of Hudson Valley Holding Corp. and Hudson Valley Bank for the past 22 years, has announced his retirement from both positions effective immediately. While retiring as Chairman, he will remain a member of the Boards of Directors.

James J. Landy, President & CEO of Hudson Valley Holding Corp. and Hudson Valley Bank, has been named Executive Chairman and Stephen R. Brown, Senior Executive Vice President, Chief Financial Officer and Treasurer, has been named President & CEO. Both Mr. Landy and Mr. Brown will hold these positions for the Holding Corp. and Bank.

Mr. Landy has over 35 years of experience in commercial banking. He joined Hudson Valley in 1977 and has been President and Chief Executive Officer of the Company since January 2001. He previously served as Executive Vice President and in various other executive capacities with the bank. Mr. Brown has 35 years of business experience. He has served as Senior Executive Vice President, Chief Financial Officer of the Company since January 2001, Treasurer of the Company since July 2004 and Secretary since may 2010. Since joining Hudson Valley in 1993, he has held various other executive positions.

“Jim and Steve have been key members of our management team, as well as serving on our Boards,” Mr. Griffin said. “Their expertise combined with their knowledge of our customers, markets and the communities we serve will provide for a smooth transition.”

“The Board of Directors has every confidence in Jim and Steve’s ability to lead our organization as we strive to be consistent in the areas that have historically been our strengths; our focus on customer service and goal of financial excellence, while at the same time, looking to the future.”

“Our culture is founded on customer service, loyalty and responsiveness,” Mr. Griffin said. “We will continue to build on these core values and strengths while adapting to meet the challenges of today and tomorrow.”

Mr. Griffin, an attorney and president of the law firm, Griffin, Coogan, Blose and Sulzer in Bronxville, was one the Founders of Hudson Valley Bank in Yonkers in 1972. “His vision, inspiration and hands-on leadership have been the driving force behind the bank’s impressive growth and success over the years,” Mr. Landy said.

“He is a remarkably astute and singular leader, who never wavered from the bank’s founding principles of providing quality products and service for local businesses and individuals in the communities we serve,” Mr. Landy said. Under his stewardship Hudson Valley grew from a $313 million company with nine branches when he was named Chairman in 1990 to a more than $2.8 billion company. The bank today has 36 branches and has expanded its reach from its Yonkers roots throughout Westchester, New York City and Connecticut.

“Bill also believed in giving back to the community and he derived great satisfaction from the work of our charitable Foundation, as well as his many other community involvements,” Mr. Landy said.

“We thank him for his commitment, dedication and years of service and wish him well.”

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About Hudson Valley Holding Corp.: Hudson Valley Holding Corp., headquartered in Yonkers, NY, is the parent company of Hudson Valley Bank (”Hudson Valley”). Hudson Valley Bank is a Westchester based Bank with more than $2.8 billion in assets, serving the metropolitan area with 36 branches located in Westchester, Rockland, the Bronx, Manhattan and Brooklyn in New York and Fairfield County and New Haven County, in Connecticut. Hudson Valley specializes in providing a full range of financial services to businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. Hudson Valley Holding Corp.’s common stock is traded on the NYSE under the ticker symbol “HVB” and is included in the Russell 3000® Index. Additional information on Hudson Valley Bank can be obtained on their website at www.hudsonvalleybank.com

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Hudson Valley Holding Corp. (“Hudson Valley”) has made in this press release various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to earnings, credit quality, and other financial and business matters. These forward looking-statements include, but are not limited to, statements. These statements can be identified by words such as “expects,” “anticipates,” “intends,” “believes,” “estimates,” “predicts” and words of similar import. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to future periods are subject to uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, in addition to those risk factors disclosed in the Hudson Valley’s Annual Report on Form 10-K for the year ended December 31, 2011 include, but are not limited to, statements regarding:

•	the Office of the Comptroller of the Currency (the “OCC”) and other bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions as a result of our most recent regulatory examination;

•	the results of the investigation of A.R. Schmeidler & Co., Inc. by the Securities and Exchange Commission (the “SEC”) and the possibility that our management’s attention will be diverted to the SEC investigation and we will incur costs and further legal expenses;

•	the Company’s intent and ability to pay quarterly cash dividends to stockholders in light of our earnings, the current and future economic environment, our capital plan requirements and Federal Reserve Board guidance;

•	regulatory limitations on dividends payable to the Company by Hudson Valley Bank under our OCC approved capital plan and by law;

•	the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us;

•	unexpected increases in our non-performing loans and allowance for loan losses;

•	ineffectiveness in managing our commercial real estate portfolio;

•	lower than expected future performance of our investment portfolio;

•	a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers;

•	continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•	lower than expected demand for our products and services;

•	possible impairment of our goodwill and other intangible assets;

•	our inability to manage interest rate risk;

•	increased expense and burdens resulting from the regulatory environment in which we operate and our ability to comply with existing and future regulatory requirements;

•	our inability to maintain regulatory capital above the levels required by the OCC for Hudson Valley Bank and the levels required for us to be “well-capitalized”, or such higher capital levels as may be required;

•	proposed legislative and regulatory action may adversely affect us and the financial services industry;

•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) may subject us to additional regulatory oversight which may result in increased compliance costs and/or require us to change our business model;

•	future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments;

•	potential liabilities under federal and state environmental laws; and

•	the costs and effects of technological changes and initiatives, including our inability to effectively complete our core processing conversion.

Hudson Valley does not undertake to update or revise any of its forward-looking statements even if experience shows that the indicated results or events will not be realized.